Exhibit 99.1

L&F Acquisition Corp. and ZeroFox, Inc. Announce Effectiveness of Registration Statement and August 2, 2022 Extraordinary General Meeting to Approve Business Combination

WASHINGTON & CHICAGO – July 14, 2022 – L&F Acquisition Corp. (“LNFA”) (NYSE American: LNFA), a special purpose acquisition company, and ZeroFox, Inc. (“ZeroFox”), an enterprise software-as-a-service leader in external cybersecurity, announced today that the U.S. Securities and Exchange Commission (the “SEC”) has declared effective the Registration Statement on Form S-4, as amended (the “Registration Statement”), LNFA had filed in connection with the previously announced proposed business combination (the “Business Combination”) with ZeroFox and ID Experts Holdings, Inc (“IDX”).

An extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) to approve the Business Combination is scheduled to be held on Tuesday, August 2, 2022 at 10:00 a.m. Eastern Time. The Extraordinary General Meeting will be held in person at the offices Kirkland & Ellis LLP located at 601 Lexington Avenue, 50th Floor, New York, New York 10022 and virtually via live webcast. Holders of LNFA’s Class A ordinary shares and Class B ordinary shares at the close of business on the record date of May 27, 2022 are entitled to notice of the Extraordinary General Meeting and to vote at the Extraordinary General Meeting. LNFA filed its definitive proxy statement/prospectus relating to the Business Combination with the SEC and began mailing it to shareholders on Thursday, July 14, 2022. More details about the Business Combination and the resolutions to be voted upon at the Extraordinary General Meeting can be found in the Proxy Statement/Prospectus filed by LNFA, available at: http://www.sec.gov.

Assuming satisfaction of the conditions to the closing of the Business Combination, including approval of the Business Combination by the Company’s shareholders, the post-Business Combination company intends to transfer the listing of its securities to The Nasdaq Stock Market LLC (“Nasdaq”).  In connection with such transfer, LNFA intends to voluntarily delist all of its securities from NYSE American LLC (“NYSE American”), including each of LNFA’s units, Class A ordinary shares and public warrants currently listed on NYSE American under the symbols “LNFA.U,” “LNFA” and “LNFA WS,” respectively. Trading on Nasdaq is expected to begin following the consummation of the Business Combination. Until the Business Combination is complete, LNFA’s Class A ordinary shares, warrants and units will continue to trade on NYSE American. The Nasdaq listing and NYSE American delisting are subject to the closing of the Business Combination and fulfillment of all Nasdaq listing requirements.

ZeroFox Chairman and CEO, James C. Foster, said: “We are pleased to have achieved this critical milestone on our path to becoming a public company and providing our customers with the leading available external cybersecurity services on the market. We believe that as a public company, we will have the opportunity to accelerate our growth plans and continuously increase our pace of innovation to stay one step ahead of cyber thieves around the world.”

Every vote is important and LNFA encourages all shareholders to make their voices heard by voting online or by mail as soon as possible, regardless of the number of shares held. LNFA shareholders who need assistance in completing the proxy card, need additional copies of the Proxy Statement/Prospectus, or have questions regarding the Extraordinary General Meeting may contact LNFA’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200 (toll free), or banks and brokers can call (203) 658-9400), or by email at LNFA.info@investor.morrowsodali.com.

About L&F Acquisition Corp.

L&F Acquisition Corp. is a blank check company formed for the purpose of entering into a combination with one or more businesses, with the intent to concentrate on identifying technology and services businesses in the Governance, Risk, Compliance and Legal (“GRCL”) sector. L&F Acquisition Corp. is sponsored by JAR Sponsor, LLC, a newly organized special purpose vehicle under the common control of entities affiliated with Chairman Jeffrey C. Hammes, CEO Adam Gerchen, and Victory Park Capital. Visit www.lfacquisitioncorp.com for more information.

About ZeroFox

ZeroFox, a leader in external cybersecurity, provides enterprises external threat intelligence and protection to disrupt threats to brands, people, assets and data across the public attack surface in one platform. With global coverage across the surface, deep and dark web and an artificial intelligence-based analysis engine, the ZeroFox Platform identifies and remediates targeted phishing attacks, credential compromise, data exfiltration, brand hijacking, executive and location threats and more. The patented ZeroFox Platform technology processes and protects millions of posts, messages and accounts daily across the social and digital landscape, spanning LinkedIn, Facebook, Slack, Instagram, Pastebin, YouTube, mobile app stores, domains, cloud-based email and more. ZeroFox and the ZeroFox logo are trademarks or registered trademarks of ZeroFox, Inc. and/or its affiliates in the U.S. and other countries. Third-party trademarks mentioned are the property of their respective owners. Visit www.zerofox.com for more information.

About IDX

IDX is a proven partner in digital privacy protection. Thousands of organizations and over 40 million individuals trust IDX to protect sensitive personal information from the growing threat of cybercrime. As a leading provider of data breach response services, IDX serves both public and private sector clients as an unparalleled strategic partner in data protection. Visit www.idx.us for more information.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this report, words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the inability of the parties to complete the transactions contemplated by the definitive agreement relating to the business combination and other transactions that will result in ZeroFox becoming a publicly traded company as ZeroFox Holdings, Inc.; the outcome of any legal proceedings that may be instituted against LNFA, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of LNFA, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the risk that the Business Combination disrupts current plans and operations of LNFA, ZeroFox, IDX or the combined company as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that LNFA, ZeroFox, IDX or the combined company may be adversely affected by other economic, business, and/or competitive factors; LNFA’s, ZeroFox’s or IDX’s estimates of expenses and profitability; expectations with respect to future operating and financial performance and growth, including the timing of the completion of the proposed Business Combination; ZeroFox’s and IDX’s ability to execute on their business plans and strategy; the ability to meet the listing standards of the listing exchange on which the combined company will be listed following the consummation of the transactions completed by the Business Combination; and other risks and uncertainties described from time to time in filings with the SEC.

You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement, and other documents filed by LNFA from time to time with the SEC.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which only speak as of the date made. LNFA, ZeroFox and IDX expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of LNFA, ZeroFox or IDX with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information about the Business Combination and Where to Find It

LNFA has filed with the SEC the Registration Statement, which includes a proxy statement/prospectus of LNFA, which will be both the proxy statement to be distributed to holders of LNFA’s ordinary shares in connection with the solicitation of proxies for the vote by LNFA’s shareholders with respect to the proposed Business Combination and related matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of certain securities to be issued in the Business Combination. The Registration Statement has been declared effective by the SEC and LNFA is mailing a definitive proxy statement/prospectus and other relevant documents to its shareholders. LNFA’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus in connection with LNFA’s solicitation of proxies for its shareholders’ meeting to be held to approve the Business Combination and related matters, because the proxy statement/prospectus contains important information about LNFA, ZeroFox and IDX and the proposed Business Combination.

The definitive proxy statement/prospectus is being mailed to the shareholders of LNFA as of May 27, 2022, the record date previously established for voting on the proposed Business Combination and related matters. Shareholders may obtain copies of the proxy statement/prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: L&F Acquisition Corp., 150 North Riverside Plaza, Suite 5200, Chicago, Illinois 60606.

No Offer or Solicitation

This press release is for informational purposes only, and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

This press release is not a solicitation of a proxy from any investor or securityholder. However, LNFA, ZeroFox, IDX, JAR Sponsor, LLC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from LNFA’s shareholders in connection with the Business Combination under the rules of the SEC. Information regarding LNFA directors and executive officers and such other persons may be found in the Registration Statement, including amendments thereto, and other reports which are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts

L&F Acquisition Corp.

Media Inquiries
Jordan Niezelski, Edelman
Jordan.Niezelski@edelman.com

Investor Relations
info@lfacquisitioncorp.com

ZeroFox

Media Inquiries
Malory Van Guilder
zerofox@skyya.com

Investor Relations
Marc P. Griffin, ICR
Marc.Griffin@icrinc.com

IDX

Media Inquiries
Alisha Sheth, Pinkston Group
alisha.sheth@pinkston.co

Investor Relations
Marc P. Griffin, ICR
Marc.Griffin@icrinc.com